Exhibit 99
News Release
Axalta Coating Systems 1050 Constitution Avenue Philadelphia, PA 19112 USA	Investor Contact Christopher Evans D +1 484 724 4099 Christopher.Evans@axalta.com	Media Contact Robert Donohoe D +1 267-756-3803 Robert.Donohoe@axalta.com

Immediate Release
Axalta Releases First Quarter 2024 Results
PHILADELPHIA, PA, May 1, 2024 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the first quarter ended March 31, 2024.
First Quarter 2024 Highlights:
▪Net sales increased 0.8% year-over-year to $1.3 billion
▪Announced 2024 Transformation Initiative with an estimated annual $75 million run-rate savings expected in 2026
▪Net income declined $22 million year-over-year to $39 million primarily due to $55 million of restructuring charges
▪Adjusted EBITDA increased $46 million year-over-year to $259 million with Adjusted EBITDA margin improving 340 basis points year-over-year to 20.0%
▪Diluted EPS declined by $0.09 year-over-year, or 33% to $0.18 and Adjusted Diluted EPS increased $0.13 year-over-year, or 37%, to $0.48
▪Total net leverage ratio of 2.8x and paid down $75 million of principal on term loan
▪Board approved $700 million share repurchase authorization in April 2024
▪Increased full year 2024 earnings and free cash flow outlook
First Quarter 2024 Consolidated Financial Results
First quarter 2024 net sales increased 0.8% year-over-year to $1.3 billion. Growth within the company’s end-markets was driven by a 4% improvement in both Refinish and Light Vehicle, offset partially by lower net sales in Industrial and Commercial Vehicle.
Net income decreased by $22 million year-over-year to $39 million, mainly as a result of $55 million of pre-tax charges incurred in the first quarter of 2024 as part of the previously announced 2024 Transformation Initiative. Adjusted net income improved by $27 million year-over-year to $106 million with contributions from both segments driven by variable cost deflation that more than offset higher fixed operating expense. Adjusted EBITDA of $259 million was a first quarter record, compared to $213 million in the prior year period. Adjusted EBITDA margin increased by 340 basis points to 20.0%. Diluted earnings per share decreased to $0.18 compared to $0.27 in the prior year period, driven primarily by higher restructuring expense. Adjusted diluted earnings per share improved by 37% to $0.48 following the increase in earnings excluding impacts of restructuring charges, which more than offset modest headwinds from a higher effective tax rate and interest expense.
First quarter 2024 cash provided by operating activities was $34 million versus cash used for operating activities of $52 million in the prior year period with free cash flow totaling $15 million compared to free cash flow cash use of $88 million in the same period last year. The year-over-year increases in cash provided by operating activities and free cash flow were driven primarily by improvements in working capital. Cash and cash equivalents at quarter end were $624 million and total liquidity was over $1.1 billion. Our net debt to trailing twelve month (“LTM”) Adjusted EBITDA ratio (total net leverage ratio) was 2.8x at quarter-end versus 3.7x as of March 31, 2023. The company paid down an additional $75 million of term loan principal in the quarter. In April 2024, the company’s Board of Directors approved a $700 million share repurchase program, which replaces the prior share repurchase program.
Discussion of Segment Results
Performance Coatings first quarter 2024 net sales were $848 million, flat relative to the prior year period. Refinish net sales grew 4% year-over-year driven by positive price-mix and a strong contribution from the André Koch acquisition that closed in the fourth quarter 2023. Industrial net sales decreased year-over-year due to softer market activity and the prioritization of higher margin business.
Performance Coatings generated a first quarter record Adjusted EBITDA of $196 million in the current period compared to $169 million in the prior year period, with associated margins of 23.1% and 20.0%, respectively. The increases in segment Adjusted EBITDA and Adjusted EBITDA margin were driven by variable cost deflation and Refinish net sales growth.

Mobility Coatings first quarter 2024 net sales were $446 million, up 2% from the prior year period. Light Vehicle net sales improved by 4% year-over-year, driven by strong volume growth in China. Price and product mix was roughly flat in Light Vehicle despite modest headwinds from raw material indexed contracts. Commercial Vehicle net sales decreased by 4% year-over-year driven by lower Class 8 production, which was down 12% across North America and Latin America year-over-year.
The Mobility Coatings segment generated Adjusted EBITDA of $63 million in the first quarter compared to $44 million in the prior year period, with associated margins of 14.2% and 10.1%, respectively. The increases in segment Adjusted EBITDA and Adjusted EBITDA margin were driven by raw material deflation and solid sales growth in Light Vehicle.
“This was another strong quarter for Axalta,” said Chris Villavarayan, Axalta’s CEO and President. “We are executing well and I am confident in our trajectory this year as we target record earnings for the second consecutive year. We also remain focused on driving strategic actions intended to accelerate long-term value creation and unlock earnings power. As a result, we are raising our full year 2024 Adjusted EBITDA, Adjusted EPS, and Free Cash Flow guidance.”
Second Quarter And Full Year 2024 Outlook

(in millions, except %’s and per share data)	Projection

Item	Q2 2024	FY 2024

Net Sales YoY%	3% - 5%	+LSD
Adjusted EBITDA	~$275	$1,050 - $1,080
Adjusted Diluted EPS	~$0.50	$1.90 - $2.00
Free Cash Flow		$425 - $475
D&A (step-up D&A)		~$280 ($50)
Tax Rate, As Adjusted		~25%
Diluted Shares Outstanding		~222
Interest Expense		~$210
Capex		~$165
LSD= low single digit
Axalta does not provide a reconciliation for non-GAAP estimates for Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow or tax rate, as adjusted, on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. See “Non-GAAP Financial Measures” for more information.
Conference Call Information
Axalta will hold a conference call to discuss its first quarter 2024 financial results on Wednesday, May 1, 2024 at 8:00 a.m. ET. A live webcast of the conference call will be available online at www.axalta.com/investorcall. A replay of the webcast will be posted shortly after the call and will remain accessible through May 1, 2025. The dial-in phone number for the conference call is 412-317-5195. For those unable to participate, a replay will be available through May 8, 2024. The replay dial-in number is +1-412-317-6671. The replay passcode is 10187710.

Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding Axalta and its subsidiaries including, but not limited to, statements regarding the 2024 Transformation Initiative and our outlook and or guidance, which includes net sales growth, Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow, depreciation and amortization (“D&A”), step up D&A, tax rate, as adjusted, diluted shares outstanding, interest expense, and capital expenditures, and the timing or amount of any future share repurchases. Axalta has identified some of these forward looking statements with words such as “outlook,” “projection,” “target,” “intended,” “expected,” “trajectory,” “estimates,” “estimated,” and “guidance,” and the negative of these words or other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control, as well as risks related to the execution of the 2024 Transformation Initiative, that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta’s financial results is available in “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Axalta’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and in other documents that we have filed with, or furnished to, the SEC. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
The historical financial information included in this release includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total net leverage ratio, adjusted net income and Adjusted Diluted EPS. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA, Adjusted EBIT and Adjusted Diluted EPS consist of EBITDA, EBIT and Diluted EPS, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not otherwise occurred within the last two years or we believe are not reasonably likely to recur within the next two years. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted net income shows the adjusted value of net income (loss) attributable to common shareholders after removing the items that are determined by management to be items that we do not consider indicative of our ongoing operating performance or unusual or nonrecurring in nature. Our use of the terms Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total net leverage ratio, adjusted net income and Adjusted Diluted EPS may differ from that of others in our industry. Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total net leverage ratio, adjusted net income and Adjusted Diluted EPS should not be considered as alternatives to net sales, net income (loss), income (loss) from operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total net leverage ratio, adjusted net income and Adjusted Diluted EPS have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for Adjusted EBITDA, Adjusted Diluted EPS, tax rate, as adjusted, or Free Cash Flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our GAAP results.
Organic Sales
Organic sales are calculated by excluding the impact of the change in average exchange rates between the current and comparable period by currency denomination exposure of the comparable period amount.

Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBITDA, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results, providing a measure that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available. Beginning with the fourth quarter of 2023, we replaced Adjusted EBIT with Adjusted EBITDA as the primary measure of segment operating performance. As previously disclosed, we will continue publishing segment Adjusted EBIT through 2024 to allow for historical trend analyses.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at Axalta continues to find ways to serve our more than 100,000 customers in over 140 countries better every day with the finest coatings, application systems and technology. For more information visit axalta.com and follow us @axalta on Twitter.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended March 31,
	2024	2023
Net sales	$1,294	$1,284
Cost of goods sold	865	902
Selling, general and administrative expenses	207	206
Other operating charges	61	7
Research and development expenses	18	19
Amortization of acquired intangibles	22	25
Income from operations	121	125
Interest expense, net	54	48
Other expense, net	8	1
Income before income taxes	59	76
Provision for income taxes	20	15
Net income	39	61
Less: Net loss attributable to noncontrolling interests	(2)	—
Net income attributable to common shareholders	$41	$61
Basic net income per share	$0.18	$0.27
Diluted net income per share	$0.18	$0.27
Basic weighted average shares outstanding	220.3	221.2
Diluted weighted average shares outstanding	221.3	222.1

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$624	$700
Restricted cash	3	3
Accounts and notes receivable, net	1,242	1,260
Inventories	751	741
Prepaid expenses and other current assets	140	117
Total current assets	2,760	2,821
Property, plant and equipment, net	1,174	1,204
Goodwill	1,554	1,591
Identifiable intangibles, net	1,087	1,130
Other assets	514	526
Total assets	$7,089	$7,272
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$721	$725
Current portion of borrowings	20	26
Other accrued liabilities	591	677
Total current liabilities	1,332	1,428
Long-term borrowings	3,407	3,478
Accrued pensions	241	252
Deferred income taxes	155	162
Other liabilities	179	179
Total liabilities	5,314	5,499
Shareholders’ equity:
Common shares, $1.00 par, 1,000.0 shares authorized, 254.2 and 253.7 shares issued at March 31, 2024 and December 31, 2023, respectively	254	254
Capital in excess of par	1,575	1,568
Retained earnings	1,327	1,286
Treasury shares, at cost, 33.6 shares at March 31, 2024 and December 31, 2023	(937)	(937)
Accumulated other comprehensive loss	(488)	(444)
Total Axalta shareholders’ equity	1,731	1,727
Noncontrolling interests	44	46
Total shareholders’ equity	1,775	1,773
Total liabilities and shareholders’ equity	$7,089	$7,272

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Three Months Ended March 31,
	2024	2023
Operating activities:
Net income	$39	$61
Adjustment to reconcile net income to cash provided by (used for) operating activities:
Depreciation and amortization	68	70
Amortization of deferred financing costs and original issue discount	2	2
Debt extinguishment and refinancing-related costs	3	2
Deferred income taxes	6	2
Realized and unrealized foreign exchange losses, net	9	5
Stock-based compensation	6	6
Impairment charges	—	7
Interest income on swaps designated as net investment hedges	(3)	(6)
Other non-cash, net	2	3
Changes in operating assets and liabilities:
Trade accounts and notes receivable	4	(92)
Inventories	(20)	39
Prepaid expenses and other assets	(40)	(30)
Accounts payable	11	(22)
Other accrued liabilities	(75)	(96)
Other liabilities	22	(3)
Cash provided by (used for) operating activities	34	(52)
Investing activities:
Purchase of property, plant and equipment	(22)	(42)
Interest proceeds on swaps designated as net investment hedges	3	6
Settlement proceeds on swaps designated as net investment hedges	—	29
Other investing activities, net	—	1
Cash used for investing activities	(19)	(6)
Financing activities:
Proceeds from short-term borrowings	—	9
Proceeds from long-term borrowings	107	—
Payments on short-term borrowings	(5)	(14)
Payments on long-term borrowings	(183)	(76)
Financing-related costs	(2)	(6)
Net cash flows associated with stock-based awards	1	5
Deferred acquisition-related consideration	—	(7)
Other financing activities, net	—	1
Cash used for financing activities	(82)	(88)
Decrease in cash	(67)	(146)
Effect of exchange rate changes on cash	(9)	6
Cash at beginning of period	703	655
Cash at end of period	$627	$515

Cash at end of period reconciliation:
Cash and cash equivalents	$624	$512
Restricted cash	3	3
Cash at end of period	$627	$515

The following table reconciles net income to EBITDA and adjusted EBITDA for the periods presented (in millions):

	Twelve Months Ended March 31, 2024	Three Months Ended March 31,		Year Ended December 31, 2023
		2024	2023
Net income	$247	$39	$61	$269
Interest expense, net	219	54	48	213
Provision for income taxes	91	20	15	86
Depreciation and amortization	274	68	70	276
EBITDA	831	181	194	844
Debt extinguishment and refinancing-related costs (a)	11	3	2	10
Termination benefits and other employee-related costs (b)	73	55	—	18
Acquisition and divestiture-related costs (c)	4	2	1	3
Site closure costs (d)	7	1	1	7
Impairment charges (e)	8	—	7	15
Foreign exchange remeasurement losses (f)	26	5	2	23
Long-term employee benefit plan adjustments (g)	10	3	2	9
Stock-based compensation (h)	26	6	6	26
Environmental charge (i)	4	4	—	—
Other adjustments (j)	(3)	(1)	(2)	(4)
Adjusted EBITDA	$997	$259	$213	$951
Net sales	$5,194	$1,294	$1,284	$5,184
Net income margin	4.8%	3.0%	4.8%	5.2%
Adjusted EBITDA margin	19.2%	20.0%	16.6%	18.4%

Segment Adjusted EBITDA:
Performance Coatings	$769	$196	$169	$742
Mobility Coatings	228	63	44	209
Total	$997	$259	$213	$951

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents impairment charges, which are not considered indicative of our ongoing operating performance. The losses recorded during the year ended December 31, 2023 were primarily due to the decision to demolish assets at a previously closed manufacturing site during the three months ended June 30, 2023 and the then anticipated exit of a non-core business category in the Mobility Coatings segment during the three months ended March 31, 2023.

(f)	Represents foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(g)	Represents the non-cash, non-service cost components of long-term employee benefit costs.

(h)	Represents non-cash impacts associated with stock-based compensation.

(i)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(j)	Represents certain non-operational or non-cash gains, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended March 31,
	2024	2023
Net income	$39	$61
Less: Net loss attributable to noncontrolling interests	(2)	—
Net income attributable to common shareholders	41	61
Debt extinguishment and refinancing-related costs (a)	3	2
Termination benefits and other employee-related costs (b)	55	—
Acquisition and divestiture-related costs (c)	2	1
Impairment charges (d)	—	7
Environmental charge (e)	4	—
Other adjustments (f)	1	(1)
Step-up depreciation and amortization (g)	12	16
Total adjustments	77	25
Income tax provision impacts (h)	12	7
Adjusted net income	$106	$79
Adjusted diluted net income per share	$0.48	$0.35
Diluted weighted average shares outstanding	221.3	222.1

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents impairment charges, which are not considered indicative of our ongoing operating performance. The amount recorded during the three months ended March 31, 2023 relates to a loss recorded due to the then anticipated exit of a non-core business category in the Mobility Coatings segment.

(e)	Represents costs related to environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(f)	Represents certain non-operational or non-cash losses (gains), unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(g)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

(h)	The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were expenses of $3 million and benefits of $2 million for the three months ended March 31, 2024 and 2023, respectively. The tax adjustments for the three months ended March 31, 2024 and 2023 include the deferred tax benefit ratably amortized into our adjusted income tax rate as the tax attribute related to a January 1, 2020 intra-entity transfer of certain intellectual property rights is realized.

The following table reconciles cash provided by (used for) operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,
	2024	2023
Cash provided by (used for) operating activities	$34	$(52)
Purchase of property, plant and equipment	(22)	(42)
Interest proceeds on swaps designated as net investment hedges	3	6
Free cash flow	$15	$(88)

The following table reconciles income from operations to adjusted EBIT and segment adjusted EBIT for the periods presented (in millions):

	Three Months Ended March 31,
	2024	2023
Income from operations	$121	$125
Other expense, net	8	1
Total	113	124
Debt extinguishment and refinancing-related costs (a)	3	2
Termination benefits and other employee-related costs (b)	55	—
Acquisition and divestiture-related costs (c)	2	1
Impairment charges (d)	—	7
Environmental charge (e)	4	—
Other adjustments (f)	1	(1)
Step-up depreciation and amortization (g)	12	16
Adjusted EBIT	$190	$149

Segment Adjusted EBIT (1):
Performance Coatings	$135	$109
Mobility Coatings	43	24
Total	178	133
Step-up depreciation and amortization (g)	12	16
Adjusted EBIT	$190	$149

(1)	During the three months ended December 31, 2023, Axalta transitioned to using Adjusted EBITDA as the primary measure to evaluate financial performance of the operating segments and allocate resources. We will continue publishing segment Adjusted EBIT through 2024 to allow for historical trend analyses.

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents impairment charges, which are not considered indicative of our ongoing operating performance. The amount recorded during the three months ended March 31, 2023 relates to a loss recorded due to the then anticipated exit of a non-core business category in the Mobility Coatings segment.

(e)	Represents costs related to environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(f)	Represents certain non-operational or non-cash losses (gains), unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(g)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.